Registration No.
                                                                   333-62449
                                                           filed pursuant to
                                                              Rule 424(b)(3)

                              PROSPECTUS SUPPLEMENT
                            Dated September 23, 1998
                   to the Prospectus dated September 15, 1998

                               CINTAS CORPORATION

                         100,393 shares of Common Stock
                  --------------------------------------------


        Cintas Corporation, a Washington corporation, has prepared this Prospectus Supplement to update certain information included in its Prospectus dated September 15, 1998 relating to 100,393 shares of Common Stock, without par value. These shares are being offered for sale by certain shareholders of the Company.

        The 89,551 shares of Common Stock owned by the James G. Plouffe Trust included in the Prospectus are subject to a pledge and security agreement in favor of Prudential Securities Incorporated. Following a transfer of such shares to Prudential pursuant to such a pledge and security agreement, such shares may be sold by Prudential pursuant to the Prospectus.